UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026 (January 8, 2025)

KUSTOM ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6366 College Blvd., Overland Park, KS 66211

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KUST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2026, Digital Ally Healthcare, Inc. (the “Seller”), a Nevada corporation and a wholly-owned subsidiary of Kustom Entertainment, Inc. (the “Company”) entered into and closed a Unit Purchase Agreement (the “Agreement”) with Nobility LLC, an Arizona limited liability company (the “Buyer”), and Nobility Healthcare, LLC, a Kansas limited liability company (“Nobility Healthcare” and collectively with the Seller and the Buyer the “Parties”).

Pursuant to the Agreement, the Buyer purchased all of the Seller’s units of ownership interest (“Units”) in Nobility Healthcare, for Closing Funds (as defined in the Agreement) and a promissory note (the “Note”), totaling $1,450,000, due upon closing (the “Transaction”). The Note issued by the Buyer at closing is in the principal amount of $1,140,499 to the Seller. Nobility Healthcare has historically issued a total of one hundred thousand (100,000) Units with Seller owning fifty-one thousand (51,000) of such Units. The Buyer is an affiliate of the owner of the remaining forty-nine thousand (49,000) Units. The Closing Funds are equal to the sum of (i) $100,000 in immediately available funds to be paid to the Seller at closing and (ii) certain credits totaling $209,501, which closing credits consist of (a) $200,000, the total of two advances made by the Buyer to the Seller on December 18, 2024 and January 15, 2025 and (b) $9,501 due to the Buyer from Nobility Healthcare for net working capital advances paid to the Buyer upon signing. The effective date of the Agreement is January 1, 2026. The Parties made customary representations, warranties and covenants in the Agreement. There is no material relationship between the Company or its affiliates and any of the other Parties to the Agreement, other than in connection with Nobility Healthcare.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

Accordingly, pro forma financial information required by Item 9.01 of Form 8-K with respect to the disposition is included as Exhibit 99.1, to this Current Report on Form 8-K.

Item 8.01. Other Events.

On January 12, 2026, the Company issued a press release announcing the completion of the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2025, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, are attached hereto as Exhibit 99.2 and incorporated herein by reference. These unaudited pro forma financial statements give effect to the Nobility Healthcare sale on the basis, and subject to the assumptions, set forth in accordance with Article 11 of Regulation S-X.

(d) Exhibits.

1.1#*	Unit Purchase Agreement dated January 8, 2026, by and among Digital Ally Healthcare, Inc., Nobility LLC, and Nobility Healthcare, LLC.

1.2#*	Promissory Note dated January 8, 2026.

99.1	Press Release, dated January 12, 2026, issued by Kustom Entertainment, Inc.

99.2	Kustom Entertainment, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

#	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K as the Company has determined they (1) are not material and (2) are the type that the Company treats as private or confidential. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.
*	Schedules or exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2026

Kustom Entertainment, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer